EXHIBIT 10.1 CONSULTING AGREEMENT WITH BRENDA HAMILTON

                          EMPLOYMENT AND FEE AGREEMENT

THIS AGREEMENT made this 2 day of October 2001, by and between Winmax Trading
Group, Inc. (hereinafter "CLIENT" or "Company"), and Hamilton, Lehrer &
Dargan, P.A., (hereinafter ATTORNEY).

1.   CLIENT retains ATTORNEY to represent CLIENT as Attorney at Law regarding
Corporate/Securities related matters and authorizes and empowers ATTORNEY to do all things reasonably necessary to complete corporate and securities transactions with CLIENT'S consent including specifically, review of agreements for engineering and other services relating to various mining operations of the
Company up to a maximum of forty hours of attorney time.

2.   On the basis of the time expended by ATTORNEY, a retainer shall consist of 35,000 shares of common stock of Winmax Trading Group, Inc. All referenced shares shall be registered pursuant to a Registration Statement on Form S-8.
CLIENT shall also be responsible for costs incurred
including, but not limited to, long distance phone calls, transcripts, photocopies, postage, filing fees, and costs of newspaper publications. Advanced costs that are not expended during the course of the representation are to be returned to the client at the conclusion of the representation, unless ATTORNEY and CLIENT agree otherwise in writing.

3.   All legal services will be performed by the Attorney after consultation with and authorization from the Company.

4.   BY EXECUTING THIS AGREEMENT, COMPANY ACKNOWLEDGES THAT THE SERVICES TO
BE RENDERED HEREBY ARE NOT IN CONNECTION WITH THE OFFER OR SALE OF SECURITIES IN
A CAPITAL RAISING TRANSACTION AND DO NOT DIRECTLY OR INDIRECTLY PROMOTE OR
MAINTAIN A MARKET FOR THE SECURITIES OF THE COMPANY.

5.   All payments for fees and expenses are due upon presentation of invoices.

6.   The Attorney is authorized to take all actions which the Attorney deems advisable on behalf of the Company. The Attorney agrees to notify the Company promptly of all significant developments in regard to  representation of the
Company.

7.   Company will fully cooperate with the Attorney and provide all information known to the Company or available to the Company, which, in the opinion of the
Attorney, would aid the Attorney in representing the Company.

8.   The Attorney agrees to use its best efforts in representing the Company.

9.   This writing with exhibits includes the entire agreement between the
Company and the Attorney regarding this matter. This Plan can only be modified with another written agreement signed by the Company and the Attorney. This Plan shall be binding upon the Company and the Attorney and their respective heirs, legal representatives and successors in interest.

10.  CLIENT understands and agrees that ATTORNEY has made no guarantee regarding the successful outcome or termination of the engagement and all expressions pertaining thereto are matters of opinion. Should it be necessary to institute legal proceedings for the collection of any part of the ATTORNEY'S compensation or costs as set forth above, then CLIENT agrees to pay all court costs and reasonable attorneys fees with regard to the collection of same.

IN WITNESS WHEREOF, the parties have executed this Agreement the date first mentioned above.

ACCEPTED:
Hamilton, Lehrer & Dargan, P.A.               Winmax Trading Group, Inc.
By: /s/ Brenda Hamilton                       By: /s/Gerald Sklar
Brenda Hamilton - Atty.                       Gerald Sklar-President